                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement             / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   WASHINGTON REAL ESTATE INVESTMENT TRUST
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

(5) Total fee paid:

- --------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

- --------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

(3) Filing party:

- --------------------------------------------------------------------------------

(4) Date filed:

- --------------------------------------------------------------------------------

Proxy material and the Annual Report will be mailed to shareholders on or about April 21, 1995. The financial statements in the Annual Report do not reflect any change from the preceding year in any principles or practices or in the method of applying any such principles or practices.

                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                            10400 Connecticut Avenue
                           Kensington, Maryland 20895




                                                                  April 21, 1995


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of the Washington Real Estate Investment Trust to be held on June 21, 1995. The formal Notice of the meeting and a Proxy Statement describing the proposals are enclosed.

     The meeting is being held to elect three Trustees, ratify the appointment of independent auditors and to transact such other business as may properly come before the meeting.

     Please read the Proxy Statement, then complete, sign and return your proxy in the enclosed envelope. Regardless of the number of shares you own, your vote is important.

                                                 Sincerely,



                                                 Arthur A. Birney
                                                 Chairman of the Board

                       WASHINGTON REAL ESTATE INVESTMENT

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of the Shareholders of the Washington Real Estate Investment Trust (the "Trust") will be held in the Mayflower Hotel Grand Ball Room, 1127 Connecticut Avenue, N.W., Washington, D.C., on June 21, 1995 at 11:00 a.m., for the following purposes:

     1.   To elect three Trustees;

     2. To ratify the appointment of Price Waterhouse as independent auditors of the Trust for the year ending December 31, 1995;

     3. To transact such other business as may properly come before the meeting.

     The Trustees have fixed the close of business on April 20, 1995, as the record date for shares entitled to vote at the meeting.

     The Annual Report of the Trust, Proxy Statement and a Proxy are enclosed with this Notice.

     You are requested, if you cannot be present at the meeting, to sign and return the Proxy in the enclosed business reply envelope promptly.




                                                 BENJAMIN H. DORSEY
                                                 Secretary


April 21, 1995.

                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                            10400 Connecticut Avenue
                           Kensington, Maryland 20895



                                PROXY STATEMENT

     This Proxy Statement is furnished by the Trust's Board of Trustees (the "Board") in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders on June 21, 1995, and at any and all adjournments thereof. Mailing of this Proxy Statement will commence on or about April 21, 1995. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Annual Meeting. Abstentions are voted neither "for" nor "against", but are counted in the determination of a quorum. A Proxy on the enclosed form may be revoked by the shareholder at any time prior to its exercise at the meeting by submitting a duly executed Proxy bearing a later date, or by attending the Annual Meeting and orally withdrawing the Proxy.

     The voting securities of the Trust consist of shares of beneficial interest, no par value, of which 28,242,544 shares were issued and outstanding at the close of business on March 31, 1995. So far as is known to management, no person holds of record or beneficially as much as 5% of the outstanding shares of the Trust. The Trust has no other class of voting security. Each share outstanding on April 20, 1995, will be entitled to one vote. Shareholders do not have cumulative voting rights.


                                       I.
                    THE BOARD OF TRUSTEES AND MANAGEMENT

THE BOARD OF TRUSTEES


     The Board consists of seven Trustees divided into two classes of two Trustees each and one class of three Trustees. The terms of the Trustees continue until the Annual Meetings to be held in 1995, 1996 and 1997, respectively, and until their respective successors are elected and qualified. At each Annual Meeting, two or three Trustees are elected for a term of three years to succeed those Trustees whose terms expire at such Annual meeting.

     The Board of Trustees held 16 meetings in 1994. The Board has no standing audit or nominating committees; however, the Trustees meet as a committee of the whole to consider such matters, including receiving reports from and having discussions with Price Waterhouse, the Trust's independent auditors, at least annually. A Compensation Committee composed of Trustees Messrs. Kahn, Snyder and Osnos is responsible for making recommendations to the Board with respect to compensation decisions. The Compensation

Committee met 4 times during 1994. See "Report on Executive Compensation" below. All members of the Board of Trustees attended more than 75% of the total number of meetings held except Mr. Cronin who was appointed a Trustee on September 13, 1994; he attended all three 1994 meetings held thereafter.

     The four non-officer Trustees of the Trust, Messrs. Birney, Cafritz, Osnos and Snyder, were compensated in the form of fees. This amount for each such Trustee was $33,000 for 1994. Mr. Birney, who acted as the recording secretary, received additional remuneration for such services of $9,500.
During 1994 the Trust utilized the legal services of the law firm of Arent, Fox, Kintner, Plotkin & Kahn and advisory services of the accounting firm of Snyder, Kamerow & Associates, P.C. Trustee David M. Osnos is a senior partner of Arent Fox and Trustee Stanley P. Snyder is Chairman of Snyder, Kamerow.
The amount of fees paid to Arent, Fox and Snyder, Kamerow did not exceed 5% of either firm's 1994 gross revenues or 5% of the Trust's 1994 gross revenues.

     The following table sets forth the names and certain biographical information concerning each of the current Trustees.

                                                                       Served as                          Term
Name                    Principal Occupation(*)                      Trustee Since         Age           Expires
- ----                    -----------------------                      -------------         ---           -------
Arthur A. Birney        Chairman of the Trustees                          1961              67             1997
                        Managing Partner and Chief Executive
                             Officer, Washington Brick & Terra
                             Cotta Co., a real estate investment
                             and holding company, active in the
                             Washington area since 1892.

B. Franklin Kahn        Chairman Emeritus                                 1960              70             1997

William N. Cafritz      President, William Cafritz                        1984              69             1996
                             Development Corp. (real
                             estate development)

Stanley P. Snyder       Chairman, Snyder, Kamerow &                       1968              60             1996
                             Associates, P.C. (Certified
                             Public Accountants)

Edmund B. Cronin, Jr.   President and Chief Executive                     1994              58             1995
                             Officer

Benjamin H. Dorsey      Secretary of the Trust                            1960              71             1995
                             and General Counsel

David M. Osnos          Senior partner, Arent, Fox,                       1987              63             1995
                             Kintner, Plotkin & Kahn
                             (Legal counsel to the Trust;
                             Director, VSE Corporation
                             (engineering); Director,
                             EastGroup Properties (real
                             estate)


(*) Each person has held the indicated position for more than the past five years except Messrs. Birney, Cronin and Kahn.

     Mr. Arthur A. Birney, a founding Trustee, is Managing Partner and Chief Executive Officer of Washington Brick & Terra Cotta Company, a real estate investment and holding company founded in 1892, and President of Port Annapolis Marina, Inc.

     Mr. Edmund B. Cronin, Jr. has 35 years of real estate investment, operations and finance experience in the Washington, D.C. metropolitan market. From 1977 to 1993, he served as Chairman and Chief Executive Officer of Smithy Braedon, a full service commercial real estate firm providing leasing, sales, asset management, finance, consulting, advisory and development services. From 1993 until joining WRIT in June 1994, Mr. Cronin was Chief Executive Officer of H.G. Smithy Company, a real estate management and advisory service company whose debt and equity assets under management total approximately $1.5 billion.

     Mr. B. Franklin Kahn retired as Chairman of the Trustees and Chief Executive Officer of the Trust effective March 9, 1995, a position he had held since 1960. The Trustees elected Arthur A. Birney as Chairman of the Trustees and Edmund B. Cronin, Jr. as Chief Executive Officer of the Trust. Mr. Kahn will continue to serve as a Trustee.

OTHER EXECUTIVE OFFICERS

     The following table contains information regarding other executive officers of the Trust. Such officers are elected annually by the Board and serve at the Board's discretion.

       Name                                Age                                  Position
- ------------------                         ---                  ------------------------------------------------
Mary Beth Avedesian                        35                   Vice President--Investments
Larry E. Finger                            42                   Vice President--Chief Financial Officer
Laura M. Franklin                          34                   Assistant Vice President--Finance
Sandra T. Hunt                             43                   Vice President--Leasing
Thomas L. Regnell                          38                   Vice President--Acquisitions

     Ms. Mary Beth Avedesian joined the Trust as Vice President--Investments in March 1995. Ms. Avedesian was an Assistant Vice President for Towle Financial Services from 1993-1995, where she performed acquisition due diligence and asset management. Before Towle, Ms. Avedesian was employed for 2 years as an Assistant Manager and Marketing Manager for AMRESCO, a subsidiary of NationsBank formed to dispose of bank-owned property; and for 4 years with Himmel and Company as a Financial Analyst and Development Coordinator.

     Mr. Larry E. Finger, an attorney and CPA, joined the Trust as Vice President and Chief Financial Officer in December of 1993. Mr. Finger previously served as Chief Operating Officer of Savage/Fogarty Companies, Inc., a real estate investment, management and development company based in Alexandria, Virginia. Mr. Finger was employed by

Savage/Fogarty for 13 years, from 1978-1991 serving four years in the accounting division, ultimately as Vice President--Finance, seven years as Senior Vice President and General Counsel then Executive Vice President and General Counsel and finally two years as Chief Operating Officer. During 1992 and until he joined the Trust, Mr. Finger created and operated a multi-restaurant delivery business in Richmond, Virginia.

     Ms. Laura M. Franklin, a CPA, joined WRIT in 1993. Ms. Franklin spent over 10 years in public accounting with the firm of Reznick, Fedder and Silverman, P.C. specializing in auditing and tax for real estate clients.

     Ms. Sandra T. Hunt joined the Trust in 1983 and has held the position of Vice President--Leasing for more than five years.

     Mr. Thomas L. Regnell joined the Trust as Vice President--Acquisitions in January of 1995. Mr. Regnell previously served as an Investment Officer with Federal Realty Investment Trust in Bethesda, Maryland. Mr. Regnell was employed by Federal Realty from 1992-1995, and was responsible for Federal Realty's real estate acquisitions in the Midwest and Southeast United States. Prior to joining Federal Realty, Mr. Regnell was a Vice President with Spaulding & Slye Company, a real estate development, brokerage and management company in Bethesda, Maryland. Mr. Regnell was associated with Spaulding & Slye for seven years.

     There are no family relationships between any Trustee or executive officer.

OWNERSHIP OF SHARES BY TRUSTEES AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning all shares beneficially owned as of April 20, 1995, by each Trustee, by each of the "Named Officers" (as defined in "Executive Compensation" below) and by all Trustees and Executive Officers as a group. Unless otherwise indicated, the voting and investment powers for the shares listed are held solely by the named holder.

                                                                           Percentage
Name                                                  Shares Owned         of Total
- ----                                                  -------------        --------
Arthur A. Birney                                        43,608(1)          0.154%
William N. Cafritz                                      16,569(1)          0.059
Edmund B. Cronin, Jr.                                    2,000             0.007
Benjamin H. Dorsey                                     106,511(1,2)        0.377
Larry E. Finger                                            ---             ---
Sandra T. Hunt                                          45,986(2)          0.163
B. Franklin Kahn                                       391,091(1,2)        1.385
David M. Osnos                                             900             0.003
Stanley P. Snyder                                        5,062             0.018


All Trustees and Executive Officers as a group
  (12 persons)                                         612,193(2)          2.167%

- --------------
(1)  Includes shares held in a trust or estate or by spouse.

(2)  Includes shares subject to options exercisable within 60 days, as follows:
     Mr. Dorsey, 24,289; Ms. Hunt, 44,856; Mr. Kahn, 76,107 shares; and all Trustees and Executive Officers as a group, 145,664.




                                      II.
                              ELECTION OF TRUSTEES

     Three Trustees, Messrs. Cronin, Dorsey and Osnos, stand for election at the Meeting, to serve for three years. It is intended that the proxies given to the persons named in the accompanying Proxy (unless otherwise indicated on such Proxy) will be voted for the election of Messrs. Cronin, Dorsey and Osnos, each of whom currently serves as a Trustee. If a nominee becomes unable or unwilling to stand for election for any reason not presently known or contemplated, the persons named in the enclosed Proxy will have discretionary authority to vote pursuant to the Proxy for a substitute nominee nominated by the Board. The election of Trustees requires the affirmative vote of the holders of a majority of the shares voting at the Annual Meeting either in person or by proxy.

     THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF EDMUND B. CRONIN, JR., BENJAMIN H. DORSEY AND DAVID M. OSNOS.

                                      III.
                        APPROVAL OF INDEPENDENT AUDITORS

     The Board has appointed Price Waterhouse, independent accountants, to examine the financial statements of the Trust for 1995. Price Waterhouse has acted in this capacity for many years. The firm has no relationship with the Trust except the existing professional relationship of independent auditors. Audit services consist of an examination of the Trust's financial statements, review of financial reports filed with the Securities and Exchange Commission ("SEC") and consultation on matters related to accounting and financial reporting.

     The shareholders are being asked to ratify the Board's appointment of Price Waterhouse for 1995. A representative of Price Waterhouse will be present at the Annual Meeting, will have an opportunity to make a statement if he/she so desires and will be available to respond to appropriate questions.

                        THE BOARD OF TRUSTEES RECOMMENDS
                APPROVAL OF THE APPOINTMENT OF PRICE WATERHOUSE.

                                      IV.
                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows the compensation awarded, earned or paid during the past three years to the Trust's Chief Executive Officer and each of the Trust's four other most highly compensated executive officers (the "Named Officers") whose compensation exceeded $100,000 for the periods indicated.


                           SUMMARY COMPENSATION TABLE


                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                              -------------------

                                                        ANNUAL CASH          OPTIONS GRANTED(1)(2)
NAME AND PRINCIPAL POSITION                YEAR         COMPENSATION           (number of shares)
- ---------------------------                ----       ---------------       -----------------------
B. Franklin Kahn*                          1994         $ 591,300                         --
Chairman of the Trustees and               1993           591,300                         --
Chief Executive Officer                    1992           552,000                         --

Edmund B. Cronin, Jr.                      1994         $ 171,875                     15,675
President and Chief Operating Officer

Benjamin H. Dorsey                         1994         $ 150,500                      6,584
General Counsel                            1993           158,000                      4,848(3)
Secretary and Trustee                      1992           142,000                      5,369

Larry E. Finger                            1994         $ 125,000                      6,584
Vice President-Finance                     1993             6,170                         --

Sandra T. Hunt                             1994         $ 151,700                      6,584
Vice President-Leasing                     1993           145,850                      4,848(3)
                                           1992           142,350                      5,369

*    Retired March 9, 1995 (See Section I. above)

(1) All options reflected in the table were granted under the Incentive Stock Option Plan except 9,091 of Mr. Cronin's options, which were granted under the Trust's Non-Qualified Stock Option Plan.

(2) All shares received upon exercise of options constitute restricted stock. As of December 31, 1994, 376,109 shares of restricted stock have been issued upon the exercise of options and were outstanding, and such restricted stock had a total value of $6,064,758.

(3)  Options indicated for 1993 were granted January 11, 1994 for the year
     1993.

     The Trust has entered into an Employment Agreement with Edmund B. Cronin, Jr., establishing Mr. Cronin's position as President and Chief Operating Officer of the Trust. The Agreement was entered into on May 11, 1994 for a term of two years and eight months ending on December 31, 1996, unless earlier terminated by either party. Pursuant to the Employment Agreement, Mr.Cronin shall receive an annual base salary of $275,000 in his first year of employment, subject to annual review by the Board. Mr. Cronin shall receive standard insurance, vacation and sick leave benefits and is eligible to participate in the Trust's Pension Plan. The Agreement provides for the grant to Mr. Cronin of incentive stock options in December 1994, 1995 and 1996 to purchase $100,000 worth of Trust shares each year, based on the then current market price of such shares, which shall also be the option exercise price. In addition, Mr. Cronin shall receive nonqualified options in December 1994, 1995 and 1996 for an amount equal to the difference between his then current base salary and $100,000, based on the then current market price of the Trust shares, except for options granted in December 1994 for which the exercise price was based on the market value of the Trust shares as of June 1, 1994.

     The Employment Agreement further provides that not later than September 30, 1994, the Board will consider whether Mr. Cronin should be nominated to a position as Trustee. He was appointed a Trustee on September 13, 1994.

     Under the Agreement, Mr. Cronin may be terminated upon his death or disability or at any time for cause. Mr. Cronin may be terminated without cause upon thirty (30) days notice, provided, however, the Trust shall thereafter be obligated to pay severance equal to all cash compensation otherwise payable for the balance of the term of the Agreement, plus medical benefits during such period.


OPTION GRANTS TABLE

     The following table shows the specified information with respect to options granted to the Named Officers with respect to 1994.

                           1994 OPTION GRANTS TABLE

                                                                                                   Potential Realizable
                                                                                                     Value at Assumed
                         Number of        Percentage                                               Annual Rates of Stock
                         Securities        of Total                                               Price Appreciation For
                         Underlying        Options                                                  Full 10-Year Option
                          Options         Granted to       Exercise         Expiration
Name                    Granted (1)      Employees(2)       Price              Date                5%               10%
- ----                    -----------      ------------     ----------     --------------        ---------       -------------
B. Franklin Kahn             -                -           $    -                 -             $   -             $    -
Edmund B. Cronin, Jr.      6,584             13%           15.1875           12/13/04           62,886            159,365
                           9,091             18%           19.2500           12/13/04           49,899            183,115
Benjamin H. Dorsey         6,584             13%           15.1875           12/13/04           62,886            159,365
Larry E. Finger            6,584             13%           15.1875           12/13/04           62,886            159,365
Sandra T. Hunt             6,584             13%           15.1875           12/13/04           62,886            159,365


(1) Options become exercisable 100% after one year in the case of Mr. Dorsey and 50% after one year and 100% after two years for Mr. Cronin, Mr. Finger and Ms. Hunt.

(2) 9,091 of Mr. Cronin's options were granted under the Nonqualified Stock Option Plan. See "V. Report on Executive Compensation--Executive Compensation Program." Percentages reflect the percentage of all options granted, including these 9,091 nonqualified options.

     The dollar amounts under the 5% and 10% columns in the table above are the result of calculations required by the SEC's rules and therefore are not intended to forecast possible future appreciation in the price of the Trust's shares, which would benefit all shareholders. For example, in order for the Named Officers to realize the potential values set forth in the 5% and 10% columns in the table above, the price per share of the Trust's shares would have to be approximately $24-3/4 and $39-3/8, respectively, as of the expiration date of the option; in the case of all of the options, except the options carrying an exercise price of $19.25. With regard to these options, the price per share of the Trust's shares would have to be approximately $31-3/8 and $49-1/16, respectively, as of the expiration date of the option. Actual gains, if any, on option exercises and shareholdings are dependent on the future performance of the Trust's shares and overall stock market conditions.

AGGREGATED OPTION EXERCISES AND OPTION VALUE TABLE

     The following table shows information concerning the exercise of stock options during 1994 by each of the Named Officers and the year-end value of unexercised options.

                      AGGREGATED OPTION EXERCISES IN 1994
                           AND YEAR-END OPTION VALUES


                                                                 Number of Unexercised        Value of Unexercised In-
                                                                      Options at                The Money Options at
                                                                 December 31, 1994                December 31, 1994
                                Acquired        Value        --------------------------       --------------------------
Name                           On Exercise     Realized      Exercisable  Unexercisable       Exercisable  Unexercisable
- ----                           -----------     --------      -----------  -------------       -----------  -------------
B. Franklin Kahn                         -        $   -           76,107         40,268          $324,738       $149,596
Edmund B. Cronin, Jr.                    -            -                -         15,675                 -          6,173
Benjamin H. Dorsey                   3,809       41,156           24,289          6,584            52,832          6,173
Larry E. Finger                          -            -                -          6,584                 -          6,173
Sandra T. Hunt                       1,130       14,611           44,856          9,008           129,693          6,173



PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total shareholder return on the Trust's shares with the cumulative total return of companies making up the Standard & Poor's 500 Stock Index as provided by Standard & Poor's Corporation and the Equity Real Estate Investment Trust Index (excluding Health Care REITs) (the "EREIT Index") as provided by the National Association of Real Estate Investment Trusts. The EREIT Index is a compilation of 166 companies as of December 31, 1994, which qualify as real estate investment trusts and own real property and/or equity interests in real property and which has been weighted according to each individual company's stock market capitalization. The EREIT Index companies are traded on the New York and American Stock Exchanges and on the National Association of Securities Dealers Automated Quotations system. The graph assumes an initial investment of $100 on December 31, 1989, and the reinvestment of all dividends paid thereafter with respect to such $100 investment.

                                    [CHART]

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

                          1989        1990        1991        1992        1993        1994
                          ----        ----        ----        ----        ----        ----
WRIT                      $100        $ 94        $157        $187        $198        $163
NAREIT                     100          76          99         119         142         145
S&P                        100          97         126         136         150         152

PENSION PLAN

     The Trust maintains a non-contributory defined benefit pension plan under which all employees are eligible to participate after a minimum waiting period of one year from date of employment. Pension plan costs for each participant are amortized from his/her entry date in the pension plan to his/her projected retirement date. Total pension costs amounted to $89,709 in 1994.

     The following table is illustrative of various annual payments that would be made pursuant to the Pension Plan and the Supplemental Benefit Plan (as defined below) upon retirement on an individual's 65th birthday, assuming the indicated five-year average remuneration and years of service.

                              PENSION PLAN TABLE

                                                  Years of Service
                           ------------------------------------------------------------------------
Remuneration                 15              20               25             30               35
- ------------               -------       ---------         --------       ---------        --------
 $125,000                  $34,440         $45,920          $57,400         $68,880         $71,176
  150,000                   41,565          55,420           69,275          83,130          85,901
  175,000                   48,690          64,920           81,150          97,380         100,626
  200,000                   55,815          74,420           93,025         111,630         115,351
  225,000                   62,940          83,920          104,900         125,880         130,076
  250,000                   70,065          93,420          116,775         140,130         144,801
  300,000                   84,315         112,420          140,525         168,630         174,251
  400,000                  112,815         150,420          188,025         225,630         233,151
  450,000                  127,065         169,420          211,775         254,130         262,601
  500,000                  141,315         188,420          235,525         282,630         292,051

     The pension plan provides for retirement upon the participant's 65th birthday, disability or upon attainment of age 50 with 10 or more years of service at an actuarially reduced benefit. The pension plan provides both retirement benefits and death benefits prior to retirement. Retirement benefits are based on the participant's average salary during the five years of employment which produces the highest average. Accrued pension benefits are fully vested after six years of employment. Death benefits are based on the projected monthly pension benefit.

     The Internal Revenue Code of 1986 as amended ("IRC") limits the maximum annual benefit for a person retiring under a defined benefit pension plan such as the Pension Plan. The Board has adopted a plan to provide supplemental retirement benefits to employees who are restricted by such limitation and who had accrued a benefit under the Pension Plan prior to January 1, 1994 (the "Supplemental Benefit Plan"). Mr. Kahn is the only employee eligible to receive a benefit under the Supplemental Benefit Plan. The supplemental benefit provided equals the difference between the retirement benefits to which the employee would be entitled at the time of retirement, disability or termination of employment, assuming the IRC limitation was not in effect under the Pension Plan, and the benefits to which such employee is actually entitled under the Pension Plan at that time. The cost of such benefit is included in total pension cost.


     The Board also authorized the establishment of a separate trust fund to acquire ownership of a life insurance policy on the life of Mr. Kahn. In the event of Mr. Kahn's demise prior to his receipt of all accrued supplemental retirement benefits, the assets of such separate trust fund would be used to pay any remaining supplemental retirement benefit entitlements to Mr. Kahn's beneficiaries. Any remaining assets of the separate trust fund would then revert to the general use of the Trust.

                                       V.
                        REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
   IN COMPENSATION DECISION

     The Board determined executive compensation for 1994. A Compensation Committee (the "Compensation Committee") composed of Messrs. Kahn, Osnos and Snyder is responsible for making recommendations to the Board with respect to compensation decisions. Mr. Kahn, the Trust's Chief Executive Officer, was not involved in the consideration or vote concerning his own compensation. Mr. Osnos is a senior partner with the Trust's legal counsel. See "I. The Board of Trustees and Management--The Board of Trustees" above.

EXECUTIVE COMPENSATION PRINCIPLES

     The Trust's Executive Compensation Program is based on guiding principles designed to align executive compensation with Trust values and objectives, business strategy, management initiatives and business financial performance. In applying these principles the Compensation Committee has established a program designed to:

     - Attract and retain key executives critical to the long-term success of the Trust.

     - Reward executives for long-term strategic management and the enhancement of shareholder value.

     - Support a performance-oriented environment that rewards performance not only with respect to Trust goals but also Trust performance as compared to that of industry performance levels.

EXECUTIVE COMPENSATION PROGRAM

     The Trust's compensation program consists of both cash and stock options. Through the award of stock options, the objective is to align the executive officers' long-range interests with those of the shareholders. Cash compensation consists of a base salary; bonuses are not utilized.

     The Board, upon the recommendation of the Compensation Committee, has determined the salary for each executive officer based upon (i) a review of the compensation paid to similarly situated executive officers employed by companies comprising the EREIT Index, and (ii) a subjective evaluation of each officer's performance throughout the year. See "Executive Compensation - Performance Graph" for additional discussion regarding the EREIT Index. Specific performance goals were not established for the Trust's executive officers during 1994. In general, the EREIT Index comparison and the subjective evaluation were weighted equally by the Board when making individual compensation decisions. The Board believes that compensation paid to the Trust's executive officers is comparable to that paid by the companies comprising the EREIT Index.

     Long-term incentives are provided through a "qualified" Incentive Stock Option Plan and Non-qualified Stock Options. Options granted each year under the Incentive Stock Option Plan are based on individual determinations predicated on the Board's desire to retain, reward and encourage the optionee and to promote entrepreneurship. Such "qualified" stock options are limited to a maximum annual grant value of $100,000 as set by federal tax law. All option prices are at fair market value on the date of grant and expire after 10 years. The size of an individual award is based on subjective evaluation.

     With respect to non-qualified stock options, the Compensation Committee can recommend to the Board optionees, option terms and the number of option shares without regard to the restrictions established by federal tax law for incentive stock option plans. The determination of whether to grant qualified or non-qualified options is based on subjective evaluation, except in the case of Mr. Cronin whose option grant is determined in accordance with his Employment Agreement. See IV Executive Compensation-Summary Compensation Table for more details on this Employment Agreement. Mr. Cronin received non-qualified stock option grants for 9,091 shares in 1994.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Kahn's 1994 compensation consisted solely of his salary and was determined by the Board (excluding Mr. Kahn) after a recommendation by the Compensation Committee and was based upon (i) a review of the compensation paid to Chief Executive Officers employed by companies comprising EREIT Index, and
(ii) a subjective evaluation of Mr. Kahn's performance throughout the year. Specific performance goals were not established for Mr. Kahn during 1994. In general, the EREIT Index comparison and the subjective evaluation were weighted equally by the Board when making the decision to maintain Mr. Kahn's 1994 salary at the level established in 1993. Compensation paid to Mr. Kahn is comparable to compensation paid to the Chief Executive Officers of the companies comprising the EREIT Index.

                              THE BOARD OF TRUSTEES
                              B. Franklin Kahn
                              Arthur A. Birney
                              William N. Cafritz
                              Benjamin H. Dorsey
                              David M. Osnos
                              Stanley P. Snyder





                                      VI.
                                 OTHER MATTERS

SECURITIES REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Trustees and certain officers to file reports of changes in stock ownership with the SEC and with the American Stock Exchange, with copies to the Trust. Based solely on a review of such copies, the Trust believes that all such filing requirements have been met for the year ended December 31, 1994 except that Messrs. Cronin and Finger filed their initial Form 3's after the date required.

EXPENSES AND ADMINISTRATION

     The cost of this solicitation of proxies will be borne by the Trust. In addition to the use of the mails, some of the officers and regular employees of the Trust may solicit proxies by telephone and telegraph or telecopier, will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares held of record by such persons and may also verify the accuracy of marked proxies by contacting record and beneficial owners of shares. The Trust will reimburse such persons for expenses incurred in forwarding such soliciting material.


1996 ANNUAL MEETING

     Shareholders may present proposals to be considered for inclusion in the Proxy Statement relating to the 1996 Annual Meeting, provided they are received by the Trust no later than December 22, 1995 and are in compliance with applicable laws and SEC regulations.





April 21, 1995                                Benjamin H. Dorsey
                                                   Secretary

                   WASHINGTON REAL ESTATE INVESTMENT TRUST

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS JUNE 21, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

        The undersigned shareholder of Washington Real Estate Investment Trust appoints Benjamin H. Dorsey and Edmund B. Cronin, Jr., and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in Washington Real Estate Investment Trust at the Annual Meeting of Shareholders to be held on June 21, 1995, and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting, upon the following matters:

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

    PLEASE MARK YOUR
/X/ VOTES AS IN THIS
    EXAMPLE.

                         FOR       WITHHELD         NOMINEES (FOR THE TERMS
1. Election of                                      STATED IN THE PROXY
   three                /  /         /  /           STATEMENT):
   Trustees                                                Benjamin H. Dorsey
For, except vote withheld from the                         David M. Osnos
following nominees:                                        Edmund B. Cronin, Jr.


- ----------------------------------


                                                   FOR     AGAINST     ABSTAIN
2. To ratify the appointment of Price
   Waterhouse as independent auditors of          /  /       /  /        /  /
   the Trust for 1995.

3. Such other matters as may come before the meeting, hereby revoking any proxy or proxies heretofore given.

IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE NOMINATED TRUSTEES AND "FOR" EACH OF THE MATTERS SET FORTH IN THIS PROXY. PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED.

PLEASE VOTE AT ONCE. IT IS IMPORTANT.

PLEASE MARK YOUR CHOICE IN BLACK INK.

SIGNATURE                                          DATE
         -----------------------------------------     ----------------------

SIGNATURE                                          DATE
         -----------------------------------------     ----------------------

NOTE: SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such and if the signer is a corporation, please sign with the full corporate name by a duly authorized officer. If stock is held in the name of more than one person, all named holders must sign the proxy.